UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 6, 2014 (March 5, 2014)

ARMSTRONG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191182	20-8015664
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

7733 Forsyth Boulevard, Suite 1625
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 721-8202

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 1.04	Mine Safety – Reporting of Shutdowns and Patterns of Violations

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted.   Section 1503 of the Act included new reporting requirements related to mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under Section 107 (a) of the Federal Mine Safety and Health Act of 1977 (“the Mine Act”) issued by the Federal Mine Safety and Health Administration (“MSHA”).

On Wednesday, March 5, 2014, , Armstrong Coal Company, an operating subsidiary of Armstrong Energy, Inc., received an imminent danger order under Section 107(a) of the Mine Act at the Lewis Creek surface mine in Ohio County, Kentucky.  The Order was issued when a representative of MSHA allegedly observed a miner located too close to an area of the highwall that had unconsolidated rock directly above him.  The miner was moved to a different area and no one was injured as a result of the occurrence. The Order was terminated approximately 5 minutes after it was issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 20145

ARMSTRONG ENERGY, INC. (Registrant)

By:	/s/ J. Richard Gist
Name:	J. Richard Gist
Title:	Senior Vice President, Finance and Administration and Chief Financial Officer